SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2007

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2007, the Board of Directors (the “Board”) of Morgan Stanley (the “Company”) passed a resolution to provide that, effective September 3, 2007, all shares of the Company’s common stock, par value $.01 per share, issued after such date will be uncertificated.  This resolution is prospective only, such that any certificated shares issued and outstanding on September 3, 2007 will not become uncertificated until the certificate is surrendered to the Company or its transfer agent or is reported to the Company by the holder as being lost, stolen or destroyed.  In connection with this resolution, the Board amended the Company’s Bylaws to remove the provision that the Company will issue a stock certificate upon request and to make other conforming changes to reflect the Company’s intention.  A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3 and incorporated by reference herein.

 Item 9.01. Financial Statements and Exhibits

 (d) Exhibits

Exhibit Number	Description
3	Amended and Restated Bylaws of Morgan Stanley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	June 21, 2007	By:	/s/ William J. O’Shaughnessy, Jr.
			Name:	William J. O’Shaughnessy, Jr.
			Title:	Assistant Secretary